UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Curtis S. Lane resigned as a director of Surgical Care Affiliates, Inc. (the “Company”) and as a member of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company, effective February 29, 2016. As a result of Mr. Lane’s resignation, the Audit Committee is now comprised of only two members.

On February 29, 2016, the Company notified the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that the Company is no longer in compliance with NASDAQ Marketplace Rule 5605(c)(2)(A), which requires the Company to have at least three independent directors serving on its Audit Committee. On March 1, 2016, the Company received a customary letter from NASDAQ stating that the Company is no longer in compliance with NASDAQ Marketplace Rule 5605.

NASDAQ Marketplace Rule 5605(c)(4)(B) provides a cure period to fill an audit committee vacancy created by the resignation of an audit committee member. The Company has until the earlier of the Company’s next annual meeting of stockholders or March 1, 2017 (or, if the Company’s next annual meeting of stockholders is held before August 29, 2016, until August 29, 2016) to regain compliance. The Company intends to appoint to its Audit Committee within the provided cure period a third member who meets the requirements set forth in the NASDAQ Marketplace Rules.

This Current Report on Form 8-K is being filed to comply with the applicable rules of the Securities and Exchange Commission and NASDAQ Marketplace Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: March 3, 2016		/s/ Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary